MACATAWA BANK CORPORATION

VOTING AND
EXCHANGE AGREEMENT

This Voting and Exchange Agreement (this "Agreement") is entered into between the undersigned (the "Holder") and Macatawa Bank Corporation, a Michigan corporation (the "Company").

The Holder is the record holder of shares (the "Series A Preferred Shares") of the Company's outstanding Series A Noncumulative Convertible Perpetual Preferred Stock, Liquidation Preference Amount $1,000 per share (the "Series A Preferred Stock").  The Holder and the Company desire to enter into this Voting and Exchange Agreement.

A. PART ONE

1. Special Shareholders Meeting.  As permitted by the Michigan Business Corporation Act, as promptly as reasonably practicable following the execution and delivery of a Voting and Exchange Agreement (in a form which is the same or substantially similar to this Agreement) by holders of at least a majority of the Series A Preferred Shares and 5:00 p.m. eastern time on December 29, 2013, whichever is later, the Company shall call and hold a special meeting of shareholders (the "Special Shareholders Meeting") to vote on a proposal (the "Proposal") to amend the Company's Articles of Incorporation to effect, on a mandatory basis, the cancellation and exchange of the Series A Preferred Shares upon terms substantially consistent with the terms of the Exchange (defined below) as set forth in the Summary attached as Exhibit A and this Agreement.  In connection with the Special Shareholders Meeting, the Company agrees to use commercially reasonable efforts to solicit proxies representing at least a majority of the Series A Preferred Shares and representing at least a majority of the outstanding shares of Company common stock, in each case appointing the named proxies to vote all such shares "for" the Proposal.

2. Terms of Exchange.  If the Proposal is approved at the Special Shareholders Meeting (or if the Company exercises its Early Closing Option pursuant to Section B.5 of this Agreement) , the Company shall cancel and exchange (the "Exchange") each Series A Preferred Share and issue to the Holder the following consideration (the "Exchange Consideration") in exchange therefore:

(a) a number of shares of the Company's common stock equal to $1,000 divided by the Exchange Price; plus

(b) at the election of the Holder (as indicated by the Holder below in the Election Box on the Election and Signature Page): (i) an amount of cash equal to $142.00 (the "Investment Return Amount"); or (ii) a number of shares of Company common stock equal to the Investment Return Amount divided by the Exchange Price.

For purposes of this Agreement, "Exchange Price" means the greater of (A) $5.25 per share, (B) the average closing price per share for Company common stock as reported on NASDAQ for the 20 trading days immediately prior to the Closing Date, or (C) the consolidated closing bid price per share of Company common stock as determined by NASDAQ on the trading day immediately before the Closing Date.

3. Effective Time.  If the Proposal is approved, the Company shall file a certificate of amendment (the "Certificate") to its Articles of Incorporation to effect the Exchange and, in such case, the effective time ("Effective Time") of the Exchange shall be as of the time and date when the Certificate becomes effective.  Upon the Effective Time, the Series A Preferred Shares and all obligations thereunder and pursuant thereto shall be cancelled and extinguished and converted into the right to receive the Exchange Consideration.  Following the Effective Time, the Company shall issue to the Holder the Exchange Consideration, together with cash in lieu of any fractional share interest pursuant to Section C.15 of this Agreement, The Company shall issue or cause to be issued all shares of Company common stock owing to the Holder in book-entry form through the Direct Registration System and issue or cause to be issued statements reflecting ownership by the Holder of such shares in the Direct Registration System.  The Company shall mail or cause to be mailed to the Holder a check in payment of any cash payment owing to the Holder.

4. Irrevocable Proxy.  The Holder hereby irrevocably appoints Ronald L. Haan and Jon W. Swets, or either of them, of the Company, with full power of substitution, to act as attorneys and proxies for the Holder to vote all Series A Preferred Shares that the Holder is entitled to vote at the Special Shareholders Meeting, to be held on a date and at a location to be determined, and any and all adjournments and postponements thereof of such meeting, "for" the Proposal.

B. PART TWO

5. Early Closing Option.  If all of the holders of the Series A Preferred Shares execute and deliver a Voting and Exchange Agreement (in a form which is the same or substantially similar to this Agreement), the Company may, in its sole discretion, elect (the "Early Closing Option") to complete the Exchange without calling and holding the Special Shareholders Meeting and voting on the Proposal.  If the Company exercises the Early Closing Option, Company and Holder shall complete the Exchange on a date chosen by the Company, which shall be reasonably promptly after the Company exercises the Early Closing Option.

6. Closing Pursuant to Early Closing Option.

(a) Subject to the terms and conditions of this Agreement, the closing of the Exchange pursuant to the Early Closing Option (the "Closing") will occur on a date (the "Closing Date") chosen by the Company in its sole discretion.  The Company will provide notice to the Holder of the Closing Date chosen by the Company.  Upon completion of the Closing, the Series A Preferred Shares and all

(b) obligations thereunder and pursuant thereto shall be cancelled and extinguished and converted into the right to receive the Exchange Consideration.

(c) At the Closing, the Holder shall deliver or cause to be delivered to the Company (i) all right, title and interest in and to the Series A Preferred Shares free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, "Liens"), and any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Series A Preferred Shares free and clear of any Liens; and (ii) the Company shall issue to the Holder the Exchange Consideration, together with cash in lieu of any fractional share interest pursuant to Section C.15 of this Agreement.  The Company shall issue or cause to be issued all shares of Company common stock owing to the Holder in book-entry form through the Direct Registration System and issue or cause to be issued statements reflecting ownership by the Holder of such shares in the Direct Registration System.  The Company shall mail or cause to be mailed to the Holder a check in payment of any cash payment owing to the Holder.

7. Power.  The Holder hereby irrevocably appoints Ronald L. Haan and Jon W. Swets, or either of them, with full power of substitution, as true and lawful attorneys to transfer all of the Holder's Series A Preferred Shares on the books and records of the Company.

C. PART THREE

8. Delivery of Stock Certificates; Transfer of Ownership.  Simultaneously with the execution and delivery of this Agreement, or within seven days thereafter if permitted by the Company, the Holder shall deliver into escrow stock certificates representing all of the Holder's Series A Preferred Shares.  Transfer of ownership of the Holder's Series A Preferred Shares will only occur upon the Effective Time or the Closing.  Prior to the Effective Time or the Closing, stock certificates representing the Holder's Series A Preferred Shares delivered to the Company shall be held in escrow by the Company.  The Holder's stock certificates will be returned to the Holder on or before June 30, 2014 if the Effective Time has not occurred and the Closing has not been completed before that date.

9. Representations, Warranties, and Agreements by Holder.

The Holder represents, warrants, and agrees as follows:

(a) This Agreement is the legal, valid and binding agreement of the Holder enforceable against the Holder in accordance with its terms.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the Holder's obligations hereunder are duly authorized and will not conflict with, or result in any violation of or default under, any provision of any agreement or other instrument to which the Holder is a party or by which the Holder is bound.

(b) If the Holder is an entity, the Holder is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.  If the Holder is an individual, the Holder has legal capacity to enter into and be bound by this Agreement.

(c) The Holder is the sole legal and beneficial owner of the Series A Preferred Shares, and the Holder has good, valid and marketable title to such shares free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, "Liens") except as identified in Schedule 4(c) to this Agreement.  Upon the Holder's delivery of the Series A Preferred Shares to the Company pursuant to the Exchange, such shares shall be free and clear of all Liens.

(d) The shares of Company common stock to be issued pursuant to the Exchange are being issued to the Holder and not to any other person or entity and for the account of the Holder, not as a nominee or agent and not for the account of any other person or entity.  The Holder is accepting delivery of such shares for investment for an indefinite period and not with a view to the sale or distribution of any part or all of such shares by public or private sale or other disposition.

(e) The Holder has been advised that the shares of Company common stock have not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under any state securities law, on the ground that exemptions from or preemption of such registration and qualification requirements are available.

(f) The Holder understands: (i) the risks involved in an investment in the shares of Company common stock to be issued pursuant to the Exchange, including the speculative nature of the investment; (ii) the financial risks involved in an investment in the such shares, including the risk of losing the entire investment made by the Holder; and (iii) the lack of liquidity and restrictions on transfers of such shares.

(g) The Holder has had an opportunity to consult with legal, accounting, tax, investment, and other advisers to the Holder with respect to the tax consequences of the Exchange and the tax treatment of an investment by the Holder in the shares of Company common stock to be issued pursuant to the Exchange and the merits and risks of an investment in such shares to the extent that such advice is deemed appropriate by the Holder.

(h) The Holder acknowledges that all documents, records, and books requested by the Holder pertaining to an investment in the shares of Company common stock have been made available for inspection by the Holder and the Holder's attorney, certified public accountant, or other representatives.  The Holder and the Holder's advisers have had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning an investment in the shares of Company common stock, and all such questions have been answered to the full satisfaction of the Holder.

(i) The Holder acknowledges receipt of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, copies of which were provided to the Holder with this Agreement.

(j) The Holder:  (i) can bear the economic risk of losing the entire investment of the Holder in the Company, and (ii) together with the Holder's representatives (if any), has such knowledge and experience in financial, tax and business matters to enable the Holder to utilize the information made available in connection with the investment in the shares of Company common stock, to evaluate the merits and risks of the prospective investment, and to make an informed investment decision.

10.  Representations, Warranties, and Agreements by the Company

The Company represents, warrants, and agrees as follows:

(a) This Agreement is the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the Company's obligations hereunder are duly authorized and will not conflict with, or result in any violation of or default under, any provision of any agreement or other instrument to which the Company is a party or by which the Company or any of the Company's properties are bound.

(b) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

(c) The shares of Company common stock to be issued pursuant to the Exchange, when issued in accordance with the terms of this Agreement, are duly authorized, validly issued, fully paid and non-assessable and not issued in violation of or subject to any preemptive rights, purchase option, call or right of first refusal rights.

11. Agreement to Refrain from Resales.  The Holder shall in no event pledge, sell, transfer, assign, or otherwise dispose of any shares of Company common stock to be issued pursuant to the Exchange, nor shall the Holder receive any consideration for such shares from any person, unless, before any proposed pledge, sale, transfer, assignment, or other disposition:

(a) A registration statement under the Act registering resale of such shares, including those owned by the Holder, shall be then effective and such disposition shall have been appropriately qualified in accordance with the Act; or

(b) The Holder reasonably concludes that any such proposed pledge, sale, transfer, assignment, or other disposition of such shares is exempt from registration of such shares under the Act or registration or qualification of such shares under any other federal or state securities law, and has provided to the Company, at the request of the Company, evidence of such exemption, to the reasonable satisfaction of the Company, including, without limitation, a legal opinion that such proposed pledge, sale, transfer, assignment, or other disposition will not require registration of such shares under the Act or registration or qualification of such shares under any other federal or state securities law.

12. Shares will be Restricted Securities.  The Holder understands that the shares of Company common stock to be issued pursuant to the Exchange will be "restricted securities" within the meaning of the Act and are subject to resale restrictions.  The Holder understands that such shares may not be sold or transferred unless registered under the Act, or sold or transferred pursuant to an applicable exemption from registration under the Act.

13. Registration Rights.

(a) At any time after the Closing, holders of a majority of the Registrable Securities then outstanding may request registration under the Act of resale of all or any portion of their Registrable Securities (each a "Demand Registration"). Each request for a Demand Registration shall specify the approximate number of Registrable Securities required to be registered. Upon receipt of such request, the Company shall promptly (but in no event later than 10 days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have 10 days from the date such notice is given to notify the Company in writing of their desire to be included in such Demand Registration. The Company shall cause a registration statement to be filed as soon as reasonably practicable after the date on which the initial request for such Demand Registration is given and shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as reasonably practicable thereafter. The Company shall not be required to effect a Demand Registration more than three times for the holders of Registrable Securities as a group.  The Company shall bear the expenses incurred by it and associated with each Demand Registration.  If then eligible to use Form S-3, the Company shall file each Demand Registration on Form S-3 or any successor form.

(b) The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration.  The Company may postpone for up to 60 days the filing or effectiveness of a registration statement for a Demand Registration if the Company determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, securities offering, corporate reorganization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Act or the Securities Exchange Act of 1934; provided, that in such event the holders of a majority of the Registrable Securities initiating such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder.

(c) The Company and holders of a majority of the Registrable Securities then outstanding may enter into a registration rights agreement containing such other customary and mutually acceptable terms and conditions related to a Demand Registration subsequent to the date of this Agreement.

(d) Notwithstanding this Section C.13, the Company shall not be required to register any shares which are not held by an affiliate of the Company and which the Company reasonably concludes, after consulting with legal counsel, may be lawfully sold or transferred by the Holder without registration under the Act or any applicable state securities laws due to the availability of Securities and Exchange Commission Rule 144 or any other reason.  Any shares as to which the Company reaches such a conclusion will then no longer be "restricted securities" or subject to resale restrictions and the Company shall instruct the transfer agent that these shares may be transferred without legend or restriction.

(e) "Registrable Securities" means all shares of Company common stock issued to holders of Series A Preferred Stock pursuant to the Exchange.

14. Agreement to Refrain from Transfer and Assignment.  The Holder agrees not to transfer or assign the Holder's Series A Preferred Shares or this Agreement or any of the Holder's interest in the Holder's Series A Preferred Shares or this Agreement.

15. No Fractional Shares.  The Holder acknowledges and agrees that no fractional shares of Company common stock will be issued pursuant to the Exchange and that, instead, the Holder will be entitled to receive cash in lieu of any fractional share of Company common stock to which the Holder would otherwise have been entitled in an amount equal to such fractional share interest multiplied by the Exchange Price.

16. Successors.  This Agreement, including the representations, warranties, and agreements contained in this Agreement, shall be binding on the Holder and the Company and the successors and legal representatives of the Holder and the Company and shall inure to the benefit of the respective successors and assigns of the Holder and the Company.

17. Entire Agreement; Amendments.  This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, arrangements, and understandings relating to the subject matter of this Agreement.  This Agreement may be amended, modified, superseded, or canceled, and any of the terms, covenants, representations, warranties, or conditions in this Agreement may be waived, only by a written instrument signed by each party to this Agreement or, in the case of a waiver, by or on behalf of the party waiving compliance.  The failure of any party at any time to require performance of any provision in this Agreement shall not affect the right at a later time to enforce that or any other provision.  No waiver by any party of any condition, or of any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of that or any other condition or breach.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute a single instrument.

18. Governing Law.  This Agreement and the rights and obligation of the parties under this Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Michigan, without regard to conflicts of law principles.

19. Non-Waiver of Securities Laws.  Notwithstanding any of the representations, warranties, acknowledgments or agreements made in this Agreement by the Holder, the Holder does not waive any rights granted to the Holder under federal or state securities laws.

20. Counterparts.  This Agreement may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

21. Transfer Agent.  The transfer agent for the Series A Preferred Shares may accept a copy of this Agreement as an original signed power under Section B.7 of this Agreement.

[Election and Signature page follows]

 ELECTION AND SIGNATURE PAGE

Note to Holder: You must complete this Election Box by marking your election with an "X" where appropriate.
_____           The Holder elects to receive the Investment Return Amount in cash.
_____The Holder elects to receive the Investment Return Amount in shares of Company common stock.

HOLDER:
[Insert Holder's name and address exactly as it appears on the stock register]

This Agreement must be signed by the Holder exactly as the name appears above.

Date: _____________________

If Holder is an entity complete this signature block:	Name of Holder: ___________________________________ By: Its:

If Holder is an individual, complete this signature block:	___________________________________ Name:

Accepted and Agreed to by:

Macatawa Bank Corporation

By:
By:
Its:

9624747

Exhibit A
MACATAWA BANK CORPORATION

Summary

Solicitation of Voting and Exchange Agreement
Relating to a Proposal to
Exchange Series A Noncumulative Convertible Perpetual Preferred Stock

This is a summary of the principal terms of a solicitation (the "Solicitation") by Macatawa Bank Corporation (the "Company") of a proxy relating to a proposal to cancel and exchange (the "Exchange") all of the issued and outstanding shares (the "Series A Preferred Shares") of the Company's Series A Noncumulative Convertible Perpetual Preferred Stock, Liquidation Preference Amount $1,000 per share.  The Solicitation is being made to you exclusively pursuant to this Summary and the enclosed Voting and Exchange Agreement. This Summary is qualified in its entirety by the terms of the enclosed Voting and Exchange Agreement.  To the extent this Summary conflicts with the enclosed Voting and Exchange Agreement, the terms of the enclosed Voting and Exchange Agreement control.

Who is making the Solicitation?	Macatawa Bank Corporation.

Who is subject of the Solicitation?	Record holders of Series A Preferred Shares.

What securities are subject of the Solicitation?	The Series A Preferred Shares.

What is the Solicitation?
As permitted by the Michigan Business Corporation Act, as promptly as reasonably practicable following the execution and delivery of a Voting and Exchange Agreement by holders of at least a majority of the Series A Preferred Shares and 5:00 p.m. eastern time on December 29, 2013, whichever is later, the Company will call and hold a special meeting of shareholders (the "Special Shareholders Meeting") to vote on a proposal (the "Proposal") to amend the Company's Articles of Incorporation to effect, on a mandatory basis, the cancellation and exchange of the Series A Preferred Shares upon terms substantially consistent with the terms of the Exchange as set forth in this Summary and the enclosed Voting and Exchange Agreement.

By executing and delivering the Voting and Exchange Agreement, you are appointing the persons named as your proxy to vote all of your Series A Preferred Shares "for" the Proposal.

The Proposal will pass and become effective upon the affirmative vote of holders of at least a majority of the Series A Preferred Shares and the affirmative vote of a majority of the outstanding shares of Company common stock.

What are the terms of the Exchange?
The Company will cancel and exchange each Series A Preferred Share for:

• shares of Company common stock, no par value, in an amount equal to $1,000 divided by the Exchange Price; plus
• at the election of the holder:
o an amount of cash equal to $142.00 (the "Investment Return Amount"); or
o a number of shares of Company common stock equal to the Investment Return Amount divided by the Exchange Price.

The "Exchange Price" is the greater of:
• $5.25 per share;
• the average closing price per share for Company common stock as reported on NASDAQ for the 20 trading days immediately prior to the Closing Date; or
• the consolidated closing bid price per share of Company common stock as determined by NASDAQ on the trading day immediately before the Closing Date.

Early Closing Option
If all of the holders of the Series A Preferred Shares execute and deliver a Voting and Exchange Agreement, the Company may, in its sole discretion, elect (the "Early Closing Option") to complete the Exchange without calling and holding the Special Shareholders Meeting and voting on the Proposal.  If the Company exercises the Early Closing Option, Company and Holder will complete the Exchange on a date chosen by the Company in its sole discretion.

What is the procedure to grant my proxy and agree to the Early Closing Option?
Before the Solicitation Period Deadline, you must properly complete, execute and deliver to the Company the enclosed Voting and Exchange Agreement, and deliver into escrow stock certificates representing all of your Series A Preferred Shares, as follows:

Macatawa Bank Corporation
Attention: Jon W. Swets
10753 Macatawa Drive
Holland, MI  49424

Transfer of ownership of your Series A Preferred Shares will only occur upon completion of the Exchange.  Prior to completion of the Exchange, stock certificates representing your Series A Preferred Shares delivered to the Company will be held in escrow by the Company.  Your stock certificates will be returned to you on or before June 30, 2014 if the Closing does not occur before that date.

In what form will shares of Company common stock issued pursuant to the Exchange be issued?
All shares of Company common stock issued pursuant to the Exchange will be issued in book-entry form through the Direct Registration System, which means that, instead of receiving a paper stock certificate representing these shares, you will receive a statement showing the number of shares of Company common stock held by you electronically in book-entry form.

Will fractional shares of Company common stock be issued pursuant to the Exchange?
No.  Fractional shares of Company common stock will not be issued pursuant to the Exchange.  Instead, you will be entitled to receive cash in lieu of any fractional share of Company common stock to which you would otherwise have been entitled in an amount equal to such fractional share interest multiplied by the Exchange Price.

What is the Company's policy on dividends on Company common stock?
After payment of the second quarter cash dividend in 2008, in order to preserve its capital, the Company suspended payment of its cash dividend to common shareholders until further action by the Board of Directors. Funds for the payment of future cash dividends are primarily dependent upon cash currently held at the Company and from dividends received from its subsidiary, Macatawa Bank, out of its earnings. The Company expects to evaluate its ability to resume the payment of dividends on its common stock if and when the Exchange is completed.  There can, however, be no assurance that the Company will resume payment of dividends in the future.

When will the Exchange be completed?
If the Proposal is approved, it is expected that the Exchange will be completed on or before March 31, 2014, but that timing is not assured.

If the Company elects to exercise the Early Closing Option, the Exchange will be completed on an earlier date chosen by the Company.

Will there be restrictions on transfer of the shares of Company common stock issued pursuant to the Exchange?
Yes.  The shares of Company common stock issued pursuant to the Exchange will be restricted securities within the meaning of the Securities Act of 1933.  This means that you may not sell your shares of Company common stock unless the shares are registered under the Securities Act of 1933 or there is an available exemption from registration, such as Rule 144.

Generally, Rule 144 will permit non-affiliates of the Company to sell their shares without restriction after they have been held for six months and will permit affiliates of the Company to sell their shares after the six-month holding period and subject to the applicable limitations and requirements of Rule 144 (current public information about the Company, volume limitations, manner of sale limitations and filing of Form 144).

Will the Company register the shares of Company common stock issued pursuant to the Exchange?
As soon as reasonably practicable following the completion of the Exchange, the Company intends to use commercially reasonable efforts to file (and cause to become effective) with the Securities and Exchange Commission a registration statement registering the resale of shares of Company common stock issued pursuant to the Exchange.  If and when a registration statement becomes effective, you will be permitted to sell your shares of Company common stock issued pursuant to the Exchange under the registration.

Will holders have registration rights for shares of Company common stock issued pursuant to the Exchange?
Yes.  Holders will have registration rights for the resale of shares of Company common stock issued pursuant to the Exchange.  Under these registration rights, the Company must file (and cause to become effective) with the Securities and Exchange Commission a registration statement registering the resale of shares of Company common stock issued pursuant to the Exchange.  These registration rights may be exercised only upon the demand of holders of at least a majority of the shares of Company common stock issued pursuant to the Exchange.

What are the tax consequences of the Exchange?
You should consult your own tax advisor as to particular tax consequences of the Exchange, including the election to receive the Investment Return Amount in cash or stock, and as to purchasing, holding and disposing of shares of Company common stock, including the application and effect of any federal, state, local or foreign tax laws, and of any proposed changes in applicable tax laws.

Are there risks involved in owning Company common stock?
Yes.  Investing in Company common stock involves risks.  Before making an investment decision, you should carefully read:

• this Summary and the enclosed Voting and Exchange Agreement;
• the enclosed Annual Report on Form 10-K for the year ended December 31, 2012, including the risk factors set forth under the "Risk Factors" section of such report, and the enclosed Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Additional information about the Company is available in the "Investor Relations" section of our website at www.macatawabank.com.

Who should I contact if I have any questions?	Jon W. Swets Senior Vice President and Chief Financial Officer (616) 494-7645 jswets@macatawabank.com

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange or an investment in shares of Company common stock or passed upon the adequacy or accuracy of this Summary and the enclosed Voting and Exchange Agreement. Any representation to the contrary is a criminal offense. Shares of Company common stock are not savings accounts, deposits or other obligations of a bank or savings institution and are not insured by the Federal Deposit Insurance Corporation or any other government agency.  This Summary and the enclosed Voting and Exchange Agreement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Company common stock to which it relates or an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction where it is unlawful to make such offer or solicitation.

9615526